LIST OF PRINCIPAL SUBSIDIARIES



               LEGAL ENTITY                       STATE OR OTHER JURISDICTION OF INCORPORATION
               ------------                       --------------------------------------------
DOMESTIC
- - --------
Air Compak International, Inc.                    Pennsylvania
Arthur J. Fritz & Co.                             Delaware
FCI Logistics, Inc.                               Oklahoma
FNC Inernational, Inc.                            California
Fritz Air Freight, Inc.                           Texas
Fritz International Insurance Brokerage           California
Fritz Transportation International                California
Frontier Container Line, Inc.                     California
Frontier Freight Forwarders, Inc.                 Florida
Global Crating, Inc.                              Oklahoma
Mattoon & Company, Inc.                           California
Rex Air and Ocean Freight, Inc.                   Florida
T G International, Inc.                           Texas
Texas Crating, Inc.                               Texas
Trans-shoes Worldwide, Inc.                       New York
Unlimited National, Inc.                          Illinois
Unlimited Warehousing, Inc.                       Illinois

ASIA
- - ----
Fritz Ocean Freight (Bangladesh) Ltd.             Bangladesh
Fritz Transportation International Ltd.           Bangladesh
Fritz Air Freight (Bangladesh) Ltd.               Bangladesh
Qingdao Fritz Transportation International
Service Co. Ltd.                                  China
Shanghai Outer Gao Qiao Fritz Co. Ltd.            China
Fritz (Tianjin) Transportation International
Service Co. Ltd.                                  China
Fritz Air Freight Shanghai (H.K.) Ltd.            Hong Kong
Fritz Companies India (H.K.) Ltd.                 Hong Kong
Fritz China Services (H.K.) Limited               Hong Kong
Fritz Transportation International (H.K.) Ltd.    Hong Kong
Fritz Air Freight Beijing (H.K.) Ltd.             Hong Kong
Intertrans Cargo Services (H.K.) Ltd.             Hong Kong
Intertrans Consulting Services Ltd.               Hong Kong
Fritz Air Freight (H.K.) Limited                  Hong Kong
Fritz Transportation International Xiamen
(H.K.) Ltd.                                       Hong Kong
Fritz Freight Forwarding India Private
Limited                                           India
Intertrans Japan Ltd. K.K.                        Japan
Fritz Transportation International (Korea)
Co. Ltd.                                          Korea
FIT Logistics SDN. BHD.                           Malaysia
FIT Forwarding SDN BHD                            Malaysia
FAF Forwarding SDN. BHD.                          Malaysia
Fritz Transportation International
(Malaysia) SDN. BHD.                              Malaysia
FTI (Philippines) Inc.                            Philippines
Fritz Air Freight Phils. Inc.                     Philippines
Fritz Logistics (S) Pte. Ltd.                     Singapore
FTI Fritz PTE Ltd.                                Singapore
FAF-Fritz Pte. Ltd.                               Singapore
Masters Air Freight Ltd.                          Singapore
Union Transport (Private) Ltd.                    Sri Lanka
Fritz Transportation International
(Private) Limited                                 Sri Lanka
Fritz Air Freight (Private) Limited               Sri Lanka
Fritz Transportation International
(Taiwan) Co. Ltd.                                 Taiwan
Fong Ching Airfreight Co. Ltd.                    Taiwan
Fritz Transportation International
(Thailand) Limited                                Thailand

EUROPE
- - ------
IGS N.V.                                          Belgium
Fritz Companies (Belgium) N.V.                    Belgium
United Forwarders N.V.                            Belgium
A. Freyman & Van Loo N.V.                         Belgium
Fritz Companies France S.A.                       France
Air Compak International (France) S.A.R.L.        France
Trace S.A.                                        France
H & D Intertrans GMBH                             Germany
Fritz Companies (Ireland) Limited                 Ireland
I-Dika Milano S.R.L.                              Italy
Globe Fin., S.A.                                  Luxembourg
Airtex International B.V.                         Netherland
Canne & Balwe, B.V.                               Netherland

LIST OF PRINCIPAL SUBSIDIARIES

                      LEGAL ENTITY                                   STATE OR OTHER JURISDICTION OF INCORPORATION
                      ------------                                   --------------------------------------------
Air Compak International (Netherlands) C.V.                          Netherlands
Fritz Companies Nederlands B.V.                                      Netherlands
Texcan B.V.                                                          Netherlands
FCI Holdings International B.V.                                      Netherlands
Fritz Companies (C.I.S.)                                             Russia
Jet Air i Malmo AB                                                   Sweden
Intertrans Sweden AB                                                 Sweden
Jet Air Travel Service AB                                            Sweden
Fritz Companies (Switzerland) AG                                     Switzerland
Fritz Companies Ukraina                                              Ukraine
Fritz Companies (U.K.) Limited                                       United Kingdom
Air Compak International (U.K.) Ltd.                                 U.K.
Freight Intertrans (UK) Limited                                      U.K.

LATIN AMERICA
- - -------------
Laugus Cargo S.A.                                                    Argentina
Fritz De Argentina S.A.                                              Argentina
Fritz-Trans-Shoes Agenciam. Transp. Nacionals & Internacional Ltda.  Brazil
Fritz Do Brasil Transportes Internacionals LTDA                      Brazil
Intertrans International Do Brasil Ltda.                             Brazil
Interaduamar Martima E Despaceos Advaneiros Ltda.                    Brazil
Fritz Chile S.A.                                                     Chile
FTI Container Line, Inc.                                             Panama
Mirabel International Transport S.A.                                 Panama
Fritz Companies Puerto Rico Inc.                                     Puerto Rico
Fritz Venezuela Consolidadores Interacionales S.A.                   Venezuela
Fritz Companies Canada Inc.                                          Canada
Air Compak International (Canada) Inc.                               Canada
Gestion J.L.G. Inc. (includes Starber)                               Canada
Trade Services I.D.M.S.A. de C.V.                                    Mexico
Fritz Companies Mexico S.A. de C.V.                                  Mexico
Intertrans de Mexico S.A. de C.V.                                    Mexico

OTHER
- - -----
Fritz Freight International (Pty) Ltd. (Includes Filway)             Australia
Air Compak International (Australia) Pty. Ltd.                       Australia
Arthur J. Fritz & Co. PTY Limited                                    Australia
Fritz Companies South Africa (Pty) Ltd.                              So. Africa


                                       28